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Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF
TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

        I, Kathleen Mason, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that:

  1.
  The Annual Report on Form 10-K of Tuesday Morning Corporation for the fiscal year ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: August 31, 2011	By:	/s/ KATHLEEN MASON Kathleen Mason Chief Executive Officer

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  Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350